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                                                                    Exhibit 24.2
                               POWER OF ATTORNEY
                               -----------------


          The undersigned, as a director and/or officer of ABC Rail Products Corporation, does hereby constitute and appoint Donald W. Grinter and D. Chisholm MacDonald, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Registration Statement that is filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 6th day of November, 1996.



                                    /s/ Jean-Pierre M. Ergas
                                    -------------------------------------
                                    Jean-Pierre M. Ergas